Exhibit 10.3

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

SECOND AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

SECOND AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

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PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

SECOND AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

Preamble

WHEREAS, Pennsylvania Real Estate Investment Trust (the “Trust”) desires to continue to have the ability to award certain equity-based benefits to certain of the non-employee trustees and officers and other key employees of the Trust and its “Related Corporations” and “Subsidiary Entities” (both as defined below);

WHEREAS, the Trust maintains the Plan (as defined below), and the Trust desires to amend and restate the Plan, as hereinafter provided.

NOW, THEREFORE, the Plan is hereby amended and restated (subject to the approval of the shareholders of the Trust) under the following terms and conditions:

Plan

1. Purpose. The Plan is intended to provide a means whereby the Trust may grant ISOs, NQSOs, Restricted Shares, SARs, Performance Shares, Contract Shares, Bonus Shares and/or DERs to Key Employees and Non-Employee Trustees. Thereby, the Trust expects to attract and retain such Key Employees and Non-Employee Trustees and to motivate them to exercise their best efforts on behalf of the Trust and its Subsidiary Entities.

2. Definitions

(a) “Annual Grant” shall have the meaning set forth in Section 7.3(c).

(b) “Award” shall mean ISOs, NQSOs, Restricted Shares, SARs, Performance Shares, Contract Shares, Bonus Shares and/or DERs awarded by the Committee to a Participant.

(c) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

(d) “Board” shall mean the Board of Trustees of the Trust.

(e) “Bonus Shares” shall mean an Award that entitles the recipient to receive Shares without payment, as a bonus.

(f) “Change in Control” shall mean:

(1) The acquisition by an individual, entity, or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the “Outstanding Shares”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Trust unless, in connection therewith, a majority of the individuals who constitute the Board as of the date immediately preceding such transaction cease to constitute at least a majority of the Board; (ii) any acquisition by the Trust; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any entity controlled by the Trust; (iv) any acquisition by any individual, entity, or group in connection with a “Business Combination” (as defined in paragraph (3) below) that fails to qualify as a Change in Control pursuant to paragraphs (3) or (4) below; or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(3) The consummation of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a “Business Combination”), in each case, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, less than 40 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination of the Outstanding Shares; or

(4) The consummation of a Business Combination, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 40 percent or more but less than 60 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination, of the Outstanding Shares, and (i) any Person (excluding any employee benefit plan (or related trust) of the Trust or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30 percent or more of, respectively, the then outstanding shares of equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, or (ii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were not members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, or (iii) the Chief Executive Officer of the Trust at the time of the execution of the initial agreement providing for such Business Combination is not appointed or elected to a comparable or higher position with the entity resulting from such Business Combination, or (iv) the executive officers of the Trust holding the title of Executive Vice President or higher at the time of the execution of the initial agreement for such Business Combination constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from such Business Combination; or

(5) A complete liquidation or dissolution of the Trust. The consummation of a Business Combination, following which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 60 percent or more of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) shall not constitute a “Change in Control” unless following such transaction the provisions of paragraphs (1) or (2) are independently satisfied.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Trust’s Executive Compensation and Human Resources Committee, which shall consist solely of not fewer than two trustees of the Trust who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

(i) “Contract Date” shall mean the date specified in the Award Agreement on which a Participant is entitled to receive Contract Shares, provided he or she is still providing services to the Trust or one of its Subsidiary Entities on each date.

(j) “Contract Shares” shall mean an Award that entitles the recipient to receive unrestricted Shares, without payment, if the recipient is still providing services to the Trust or one of its Subsidiary Entities as of the future date specified in the Award Agreement.

(k) “Disability” shall mean a Participant’s “permanent and total disability,” as defined in section 22(e)(3) of the Code.

(l) “DER” shall mean a dividend equivalent right—i.e., an Award that entitles the recipient to receive a benefit in lieu of cash dividends that would be payable on any or all Shares subject to another Award granted to the Participant, or that would be payable on a number of notional Shares unrelated to any other Award, in either case had such Shares been outstanding.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee:

(1) if there are sales of Shares on a national securities exchange or in an over-the-counter market on the date of grant (or on such other date as value must be determined), then the mean between the highest and lowest quoted selling price on such date; or

(2) if there are no such sales of Shares on the date of grant (or on such other date as value must be determined) but there are such sales on dates within a reasonable period both before and after such date, the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after such date on which there were such sales; or

(3) if paragraphs (1) and (2) above are not applicable, then such other method of determining fair market value as shall be adopted by the Committee.

Where the Fair Market Value of Shares is determined under (2) above, the average shall be weighed inversely by the respective numbers of trading days between the dates of reported sales and the specified valuation date, in accordance with Treas. Reg. §20.2031-2(b)(1) or any successor thereto.

(o) “ISO” shall mean an incentive stock option—i.e., an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Award Agreement states that the Option will not be treated as an ISO.

(p) “Key Employee” shall mean an officer or other key employee of the Trust or one of its Subsidiary Entities, as determined by the Committee in its sole discretion.

(q) “More-Than-10-Percent Shareholder” shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Trust or of a Related Corporation.

(r) “Non-Employee Trustee” shall mean a trustee of the Trust who is not an employee of the Trust or of a Related Corporation or Subsidiary Entity.

(s) “NQSO” shall mean a nonqualified stock option—i.e., an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(t) “Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

(u) “Participant” shall mean an individual who has been granted an Award under the Plan.

(v) “Performance Shares” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated individual or Corporate Performance Goals.

(w) “Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Trust or any of its Subsidiary Entities. The Committee shall establish the specific measures for each such goal at the time an Award is granted, if the Committee desires to condition the Award on the achievement of Performance Goals. In creating these measures, the Committee shall use one or more of the following business criteria: funds from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per Share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, capacity utilization, increase in customer base, environmental health and safety, diversity, and/or quality. The business criteria may be expressed in absolute terms or relative to the performance of other individuals or companies or an index.

(x) “Plan” shall mean this Second Amended and Restated Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

(y) “Related Corporation” shall mean either a “subsidiary corporation” of the Trust (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Trust (if any), as defined in section 424(e) of the Code.

(z) “Restricted Shares” shall mean an Award that grants the recipient Shares at no cost, subject to whatever restrictions are determined by the Committee.

(aa) “SAR” shall mean a share appreciation right—i.e., an Award entitling the recipient on exercise to receive an amount, in cash or Shares or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Share value.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Shares” shall mean shares of beneficial interest in the Trust, par value $1.00 per share.

(dd) “Short-Term Deferral Period” shall mean, with respect to an amount (including Shares) payable pursuant to an Award, the 2 1/2-month period beginning on the day immediately following the last day of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture. In no event shall interest be payable to reflect a payment date after the first day of the Short-Term Deferral Period.

(ee) “Subsidiary Entity” shall mean an affiliate of the Trust that is controlled by the Trust, directly or indirectly, through one or more intermediaries.

(ff) “Trust” shall mean Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

3. Administration

(a) The Plan shall be administered by the Committee; provided, however, that the Board reserves the right to exercise from time to time the authority and discretion otherwise reserved herein to the Committee, and, in that case, the authority and discretion of the Board will be coextensive with that of the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a trustee of the Trust. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. Any authority of the Committee (except for the authority described in subsection (b)(1)-(4) below) may be delegated to a plan administrator.

(b) The Committee shall have the authority:

(1) to select the Key Employees and Non-Employee Trustees to be granted Awards under the Plan, and to grant such Awards at such time or times as it may choose;

(2) to determine the type and size of each Award, including the number of Shares subject to the Award;

(3) to determine the terms and conditions of each Award;

(4) to amend an existing Award in whole or in part (including the extension of the exercise period for any NQSO), subject to Sections 7.1(g) and 7.2(e), except that the Committee may not (i) lower the exercise price of any Option, (ii) lower the grant date Fair Market Value of any SAR or (iii) without the consent of the Participant holding the Award, take any action under this clause if such action would adversely affect the rights of such Participant with respect to such Award;

(5) to adopt, amend, and rescind rules and regulations for the administration of the Plan; and

(6) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it.

Such determinations and actions of the Committee (or its delegate), and all other determinations and actions of the Committee (or its delegate) made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.3 and 8.4.

4. Effective Date and Term of Plan

(a) Effective Date. The Plan was adopted by the Board and became effective on July 24, 2003, was approved by the shareholders of the Trust pursuant to Section 9(b) on November 11, 2003, was amended and restated and reapproved by shareholders effective June 3, 2010, and was further amended and restated, and submitted for reapproval by the shareholders effective June 7, 2012.

(b) Term of Plan for ISOs. No Awards may be granted under the Plan after the tenth anniversary of the most recent date the Plan is approved by the shareholders of the Trust, but Awards previously granted may extend beyond that date.

5. Shares Subject to the Plan. The aggregate number of Shares that may be delivered under the Plan (pursuant to Options, SARs or otherwise) is 5,150,000 Shares (which number includes the Shares that were available under the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan). Further, no Key Employee shall receive Options, Performance Shares and/or SARs for more than 250,000 Shares during any calendar year under the Plan. However, the limits in the preceding two sentences shall be subject to the adjustment described in Section 8.3. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Trust may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof without having been exercised), any Shares that are subject to an Award that are forfeited, any Shares not delivered to the Participant because they are withheld for, or remitted by the Participant for, the payment of taxes with respect to an Award or in satisfaction of the exercise price of an Option, and any Shares subject to an Award which is payable in Shares or cash and that is satisfied in cash rather than in Shares, shall continue to be available for Awards under the Plan. However, if an Option is cancelled, the Shares covered by the cancelled Option shall be counted against the maximum number of Shares specified above for which Options may be granted to a single Key Employee.

6. Eligibility. The class of employees who shall be eligible to receive Awards (including ISOs) under the Plan shall be the Key Employees (including any trustees of the Trust who are also Key Employees). The class of individuals who shall be eligible to receive Awards (other than ISOs) under the Plan shall be the Non-Employee Trustees. More than one Award may be granted to a Participant under the Plan.

7. Types of Awards

7.1. Options

(a) Kinds of Options. Both ISOs and NQSOs may be granted by the Committee under the Plan; however, ISOs may only be granted to Key Employees of the Trust or of a Related Corporation. Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status as an ISO under the Code will be effective without the consent of the Participant holding the Option.

(b) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Trust or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to such $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

(c) Exercise Price. Except as provided in Section 10.10, the exercise price of an Option shall be determined by the Committee, subject to the following:

(1) The exercise price of an ISO shall not be less than the greater of (i) 100 percent (110 percent in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (ii) the par value per Share.

(2) The exercise price of an NQSO shall not be less than the greater of (i) 100% percent of the Fair Market Value of the Shares subject to the Option, determined as of the time the Option is granted, or (ii) the par value per Share.

(d) Term of Options. The term of each Option may not be more than 10 years (five years, in the case of an ISO granted to a More-Than-10-Percent Shareholder) from the date the Option was granted, or such earlier date as may be specified in the Award Agreement.

(e) Exercise of Options. An Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person, and delivered or mailed to the Trust, accompanied by (i) any other documents required by the Committee and (ii) payment in full in accordance with subsection (f) below for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (f)(3) below, payment may be made as soon as practicable after the exercise). Only full Shares shall be issued under the Plan, and any fractional Share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

(f) Payment for Shares. The Award Agreement shall set forth, from among the following alternatives, how the exercise price is to be paid:

(1) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Trust;

(2) in Shares previously acquired by the Participant; provided, however, that such Shares have been held by the Participant for such period of time as required to be considered “mature” Shares for purposes of accounting treatment;

(3) by delivering a properly executed notice of exercise of the Option to the Trust and a broker, with irrevocable instructions to the broker promptly to deliver to the Trust the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(4) by any combination of the above-listed forms of payment or such other means as the Committee may approve.

In the event the Option price is paid, in whole or in part, with Shares, the portion of the Option price so paid shall be equal to the Fair Market Value on the date of exercise of the Option of the Shares surrendered in payment of such Option price.

(g) No Repricing; No Dividend Equivalents. Repricing of Options shall not be permitted without the approval of the shareholders of the Trust. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 8.3); (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 8.4 (involving certain corporate transactions). Such cancellation and exchange will be considered a “repricing” regardless of whether it would be treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Options shall not earn dividend equivalents.

7.2. Share Appreciation Rights

(a) Grant of Share Appreciation Rights. SARs may be granted to a Key Employee or a Non-Employee Trustee by the Committee. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the ISO is granted.

(b) Nature of Share Appreciation Rights. An SAR entitles the Participant to receive, with respect to each Share as to which the SAR is exercised, the excess of the Share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, Shares, or a combination thereof, as determined by the Committee. With respect to an SAR paid in Shares, the total number of Shares actually issued to a Participant with respect to such SAR, rather than the number of Shares subject to such SAR, shall reduce the number of Shares available for issuance under the Plan.

(c) Rules Applicable to Tandem Awards. When SARs are granted in tandem with Options, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of Shares that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SAR relating to the Shares covered by such Option will terminate. Upon the exercise of an SAR, the related Option will terminate to the extent of an equal number of Shares. The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option. The SAR will be transferable only when the related Option is transferable, and under the same conditions. An SAR granted in tandem with an ISO may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of such ISO.

(d) Exercise of Independent Share Appreciation Rights. An SAR not granted in tandem with an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an independent SAR must be in writing, signed by the proper person, and delivered or mailed to the Trust, accompanied by any other documents required by the Committee.

(e) No Repricing; No Dividend Equivalents. Repricing of SARs shall not be permitted without the approval of the shareholders of the Trust. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an SAR to lower its exercise price (i.e., its starting value) (other than on account of capital adjustments resulting from share splits, etc., as described in Section 8.3); (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an SAR in exchange for another Award at a time when its exercise price (i.e., its starting value) is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event set forth in Section 8.4 (involving certain corporate transactions). Such cancellation and exchange will be considered a “repricing” regardless of whether it would be treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. SARs shall not earn dividend equivalents.

(f) Term of SARs. The term of each SAR may not be more than 10 years from the date the SAR was granted, or such earlier date as may be specified in the Award Agreement.

7.3. Restricted Shares

(a) General Requirements. Restricted Shares may be issued or transferred to a Key Employee or a Non-Employee Trustee for no consideration.

(b) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Participant ceases to be an employee or a Non-Employee Trustee of any of the Trust or its Subsidiary Entities or any reason, shall be forfeited to the Trust. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify in the Award Agreement. Upon the lapse of all restrictions, the Shares will cease to be Restricted Shares for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

(c) Annual Grant to Non-Employee Trustees. As of the first business day following each Annual Meeting of Shareholders of the Trust (or, if the Shares do not trade on such business day, then as of the first trading day thereafter), such number of Restricted Shares as determined by the Board in its sole discretion shall be issued automatically for no consideration to each Non-Employee Trustee then in service with the Trust. The automatic grant of Restricted Shares to each Non-Employee Trustee pursuant to the preceding sentence shall be referred to herein as the “Annual Grant.” Restrictions with respect to Restricted Shares underlying Annual Grants will generally lapse with respect to one-third of the Restricted Shares on May 1 of each year following the applicable grant date (or, if such May 1 is not a trading day, the trading day next preceding such May 1); provided, that such restrictions will immediately lapse in full upon the Participant’s death or Disability or upon the occurrence of a Change in Control. If, as of the grant date of any Annual Grant, the number of Shares available for issuance under the Plan is insufficient to make all the Annual Grants then due to be issued pursuant to this Section 7.3(c), no Annual Grants will then be made and the operation of this Section 7.3(c) will then be automatically suspended.

(d) Rights as a Shareholder. Unless the Committee determines otherwise, a Participant who receives Restricted Shares shall have certain rights of a shareholder with respect to the Restricted Shares, including voting and dividend rights, subject to the restrictions described in subsection (b) above and any other conditions imposed by the Committee at the time of grant. Unless the Committee determines otherwise, certificates evidencing Restricted Shares will remain in the possession of the Trust until such Shares are free of all restrictions under the Plan.

(e) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to an Award of Restricted Shares must provide a copy thereof to the Trust within 10 days of the filing of such election with the Internal Revenue Service.

7.4. Performance Shares; Performance Goals

(a) Grant. The Committee may grant Performance Shares to any Key Employee or Non-Employee Trustee, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Performance Shares to be granted.

(b) Performance Period and Performance Goals. When Performance Shares are granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

(c) Delivery of Performance Shares. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award. Any Shares deliverable pursuant to this subsection (c) shall be delivered no later than the end of the Short-Term Deferral Period, except to the extent such delivery is deferred pursuant to a deferral arrangement that complies with Section 409A of the Code and the final regulations issued thereunder or any amendment thereof or successor thereto.

7.5. Contract Shares

(a) Grant. The Committee may grant Contract Shares to any Key Employee or Non-Employee Trustee, conditioned upon the Participant’s continued provision of services to the Trust or one of its Subsidiary Entities through the date(s) specified in the Award Agreement. The Committee shall determine the number of Contract Shares to be granted.

(b) Contract Dates. When Contract Shares are granted, the Committee shall establish the Contract Date(s) on which the Contract Shares shall be delivered to the Participant, provided the Participant is still providing services to the Trust or one of its Subsidiary Entities on such date(s).

(c) Delivery of Contract Shares. If the Participant is still providing services to the Trust or to one or more of its Subsidiary Entities as of the Contract Date(s), the Committee shall cause the Contract Shares to be delivered to the Participant in accordance with the terms of the Award Agreement.

7.6. Bonus Shares. The Committee may grant Bonus Shares to any Key Employee or Non-Employee Trustee as a bonus to the Key Employee or Non-Employee Trustee for services to the Trust or to one or more of its Subsidiary Entries. The Committee shall determine the number of Bonus Shares to be granted.

7.7. Dividend Equivalent Rights. The Committee may provide for payment to a Key Employee or Non-Employee Trustee of DERs, either currently or in the future, or for the investment of such DERs on behalf of the Participant; however, any dividend or dividend equivalent payments relating to awards that vest based on the achievement of one or more performance goals will only be earned to the extent such performance goals are met.

8. Events Affecting Outstanding Awards

8.1. Termination of Service (Other Than by Death or Disability) If a Participant ceases to be an employee or trustee of any of the Trust and its Subsidiary Entities for any reason other than death or Disability, the following shall apply:

(a) Except as otherwise stated in the Award Agreement, all Options and SARs held by the Participant that were not exercisable immediately prior to the Participant’s termination of service shall terminate at that time. Any Options or SARs that were exercisable immediately prior to the termination of service will continue to be exercisable for three months (or for such longer period as the Award Agreement states), and shall thereupon terminate, unless the Award Agreement provides by its terms for immediate termination or for termination in less than three months in the event of termination of service in specific circumstances. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of service shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

(b) Except as otherwise stated in the Award Agreement, all Restricted Shares held by the Participant at the time of termination of service must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

(c) Except as otherwise stated in the Award Agreement, all Performance Shares, Contract Shares and DERs to which the Participant was not irrevocably entitled prior to the termination of service shall be forfeited and the Award canceled as of the date of such termination of service.

8.2. Death or Disability. If a Participant dies or terminates his or her services on account of a Disability, the following shall apply:

(a) Except as otherwise stated in the Award Agreement, all Options and SARs held by a Participant that were not exercisable immediately prior to the Participant’s death or termination of service on account of Disability shall terminate at the date of death or termination of service on account of Disability. Any Options or SARs that were exercisable immediately prior to death or termination of service on account of Disability, as the case may be, will continue to be exercisable by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option or SAR is transferred by will or the laws of descent and distribution (in the case of death), for the one-year period ending with the first anniversary of the Participant’s death or termination of service on account of Disability (or for such shorter or longer period as may be provided in the Award Agreement), and shall thereupon terminate. In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section.

(b) Except as otherwise stated in the Award Agreement, all Restricted Shares held by the Participant at the date of death or termination of service on account of Disability, as the case may be, must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with Section 7.3.

(c) Except as otherwise stated in the Award Agreement, all Performance Shares, Contract Shares and DERs to which the Participant was not irrevocably entitled prior to death or termination of service on account of Disability, as the case may be, shall be forfeited and the Award canceled as of the date of death or termination of service on account of Disability.

8.3. Capital Adjustments. The maximum number of Shares that may be delivered under the Plan, the maximum number of SARs not in tandem with Options, the maximum number of DERs payable in notional Shares that may be granted, and the maximum number of Shares with respect to which Options or SARs may be granted to any Key Employee under the Plan, all as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), share dividend, or similar change in the capitalization of the Trust. No adjustment under this Section shall be made (i) to an outstanding ISO if such adjustment would constitute a modification under section 424(h) of the Code, unless the Participant consents to such adjustment, and (ii) to an outstanding NQSO or SAR if such adjustment would constitute a modification under Treas. Reg. §1.409A-1(b)(5)(v) or any amendment thereof or successor thereto unless the Participant consents to such adjustment.

8.4. Certain Corporate Transactions

(a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or shares, separation, reorganization, or liquidation), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Trust. If the Committee decides to terminate outstanding Options or SARs, the Committee shall give each Participant holding an Option or SAR to be terminated not less than seven days’ notice prior to any such termination, and any Option or SAR that is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the date on which any or all Options and SARs become exercisable, (ii) remove the restrictions from the outstanding Restricted Shares, (iii) cause the delivery of any Performance Shares, even if the associated Performance Goals have not been met, (iv) cause the delivery of any Contract Shares, even if the Contract Date(s) have not been reached, and/or (v) cause the payment of any DERs. The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction; provided that, (i) in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code unless the Participant consents to the change, and (ii) in the case of NQSOs and SARs, such change would not constitute a modification under Treas. Reg. §1.409A-1(b)(5)(v) or any amendment thereof or successor thereto unless the Participant consents to the change.

(b) In lieu of the action described in subsection (a) above, the Committee may, in its discretion, arrange to have the surviving or acquiring entity or affiliate grant to each Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

9. Suspension, Amendment or Termination of the Plan

(a) In General. The Board, pursuant to a written resolution, may from time to time suspend or terminate the Plan or amend the Plan and any outstanding Award Agreement evidencing Annual Grants, and, except as provided in Sections 3(b)(4), 7.1(a), 7.1(g), 7.1(e), 7.2(e) and 8.4(a), the Committee may amend any outstanding Awards (other than Awards of Annual Grants) in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below)—

(1) no amendment may be made that would—

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.3, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

(C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder;

(2) no amendment may be made that would constitute a modification of the material terms of the “performance goal” within the meaning of Treas. Reg. §1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

(3) no amendment may be made that would require shareholder approval under the applicable rules of the New York Stock Exchange or as required under any other applicable law, rule or regulation.

Notwithstanding the foregoing, no such suspension, termination, or amendment shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

(b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting Shares is, either in person or by proxy, present and voting on the Plan.

10. Miscellaneous

10.1. Documentation of Awards. Awards shall be evidenced by such written Award Agreements as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Trust, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which by the Participant will evidence agreement by the Participant to the terms thereof.

10.2. Rights as a Shareholder. Except as specifically provided by the Plan or an Award Agreement, the receipt of an Award shall not give a Participant rights as a shareholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Award Agreement, upon the actual receipt of Shares.

10.3. Conditions on Delivery of Shares. The Trust shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Trust will be under no obligation to deliver Shares pursuant to such exercise until the Trust is satisfied as to the authority of such representative.

10.4. Registration and Listing of Shares. If the Trust shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased or otherwise delivered under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Trust shall take such action at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5. Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6. Tax Withholding

(a) Obligation to Withhold. The Trust shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements (the “withholding requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Trust an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Shares.

(b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Trust withhold Shares (or by returning previously acquired Shares to the Trust); provided, however, that the Trust may limit the number of Shares withheld to satisfy the tax withholding requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7. Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Award Agreement, which may be only for no consideration, or by will or the laws of descent and distribution. During a Participant’s lifetime, an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf).

10.8. Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9. Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors, trustees and key employees of another entity that engages in a merger, consolidation, acquisition of assets, or similar transaction with the Trust or a Related Corporation, provided the terms of the substitute Awards so granted conform to the terms set forth in this Plan (except that the exercise price of any substituted Option—whether an ISO or an NQSO—may be adjusted according to the provisions of section 424(a) of the Code, if the grant of such substituted Option is pursuant to a transaction described in such section of the Code).

10.10. Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any person any right to continued employment by the Trust or any of its Subsidiary Entities or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

10.11. Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Trust or any of its Subsidiary Entities, the members of the Board and the members of the Committee shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Trust’s by-laws or Pennsylvania law.

10.12. Application of Funds. Any cash proceeds received by the Trust from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Trust. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury shares.

10.13. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Key Employees or Non-Employee Trustees under, the Plan and Awards granted hereunder.

IN WITNESS WHEREOF, Pennsylvania Real Estate Investment Trust has caused this Plan to be duly executed this 26 day of April, 2012.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Bruce Goldman
Title:	Executive Vice President and General Counsel